Exhibit 99.1

NEWS RELEASE

300 The American Road, Morris Plains, New Jersey 07950 ¤ (973) 605-8200 ¤ Fax (973) 605-8282

IMMUNOMEDICS ANNOUNCES RESULTS OF SPECIAL STOCKHOLDER MEETING

Obtains stockholder approval to increase authorized capital stock

Morris Plains, N.J., June 29, 2017 — Immunomedics, Inc., (NASDAQ: IMMU) (“Immunomedics” or the “Company”) today announced that its stockholders approved an amendment and restatement of the Company’s certificate of incorporation, as amended, to increase the number of authorized shares of the Company’s capital stock, all classes, from 165,000,000 shares (consisting of 155,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), and 10,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”)) to 260,000,000 shares (consisting of 250,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock) at its Special Meeting of Stockholders held today (the “Special Meeting”). At the Special Meeting, the holders of 88,237,289 shares, or 66%, of the Company’s Common Stock and Series A-1 Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series A-1 Convertible Preferred Stock”) calculated together as a single class and on an as-converted basis, were represented in person or by proxy at the Special Meeting, constituting a quorum.

Of the shares voted at the Special Meeting, shares of the Company’s Common Stock and Series A-1 Convertible Preferred Stock representing 86,728,547 votes, or 98.29% of the votes, were voted in favor of the increase of the authorized capital stock as recommended by the Board of Directors.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ most advanced product candidate is IMMU-132 (sacituzumab govitecan), an antibody-drug conjugate that has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics’ primary goal is to bring IMMU-132 to market for the benefit of patients and the creation of shareholder value. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements, forecasts of future operating results, potential collaborations, and capital raising activities, timing for bringing any product candidate to market, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required

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financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media/Investor Contact:

Dan Zacchei / Jaimee Pavia

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

Jpavia@sloanepr.com